UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 1, 2008

GeM Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-33099	84-1553046
(Commission File Number)	(IRS Employer Identification No.)

870 111th Avenue, North, Suite No. 8
Naples, FL	34108
(Address of Principal Executive Offices)	(Zip Code)

(239) 592-1816
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.03	Bankruptcy or Receivership.

      On September 20, 2007, GeM Solutions, Inc. (the “Company,” “we” or “us”) filed a voluntary petition for relief (the “Petition”) under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) (Case No. 07-11364).  On May 1, 2008, the Bankruptcy Court entered an Order (the “Order”) confirming The First Amended Plan of Reorganization of GEM Solutions, Inc. (the “Plan”).  A true and correct copy of the Plan is included herein as Exhibit 2.1 to this report.  All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Plan  Although we anticipate that the Plan will be effective not later than the end of May, 2008 (such date, the “Effective Date”), there can be no assurance as to when, or ultimately if, the Plan will become effective.  The following is a summary of the material terms of the Plan.  The summary highlights only certain provisions of the Plan, is not a complete description of the Plan, and is qualified in its entirety by reference to the full text of the Plan.

The purpose of the Plan was to restructure the Company’s outstanding indebtedness and resolve our liquidity concern, thereby providing some recovery for our creditors and enabling us to continue as a going concern with operations that are far more limited in breath and scope than were conducted prior to our filing of the Petition.  Since the filing, we have substantially reduced our operations and overhead, by, among other things, discontinuing operation of our employee internet monitoring and electronic communication archiving business, substantially reducing the number of employees, terminating our existing lease and entering into a new lease for substantially less office space, and restructuring our sales and marketing organization.  As a result, our current operations and anticipated operations following the Effective Date of the Plan will consist solely of our email migration business.

Overview

The Plan provides for the conversion of all outstanding indebtedness to shares of our common stock, $.001 par value per share (“New Common Stock”), the exchange of all outstanding shares of capital stock of the Company for shares of our New Common Stock, and the cancellation of all outstanding options, warrants or other rights to acquire shares of our capital stock.  The Plan provides for the issuance of an aggregate of 55,000,000 shares of New Common Stock.  The Effective Date of the Plan is conditioned upon: (i) the completion of a foreclosure upon the assets of CompuSven Inc., a Florida corporation and wholly-owned subsidiary of the Company (“CompuSven”); (ii) the Order becoming a Final Order under the Bankruptcy Code; and (iii) the issuance of the shares of New Common Stock and completion of all other transactions contemplated under the Plan.

Creditor’s Claims

As required by the United States Bankruptcy Code, the Plan classified all Claims and Equity Interests into various Classes according to their right of priority of payment as provided in the Bankruptcy Code.  Prior to our filing for protection under the Bankruptcy Code, FEQ Gas, LLC, (“FEQ”), provided loans to us in the aggregate principal amount of $100,000, which were secured by all of our assets (the “FEQ Note”).  After filing the Petition, FEQ provided an additional $110,000  in debtor in possession financing and $75,000 representing the FEQ Cash Contribution under the Plan.  Under the Plan, FEQ’s secured claim consisted of the FEQ Note and cash provided to us after the filing of the Petition and totaled $285,000.  In 2004, Trident Growth Fund, LP (“Trident”) loaned $1.6 million to us pursuant to a convertible promissory note secured by all of our assets.  Under the Plan, Trident’s secured claim was reduced to $300,000 with the balance of its claim being classified as a general unsecured claim  Under the Plan, an aggregate of 49,500,000, or 90% of the shares of New Common Stock, will be issued to Trident and FEQ in full satisfaction of their secured claims as follows:  FEQ will be issued 35,200,000 shares of New Common Stock and Trident will be issued 14,300,000 shares of new Common Stock.

4,950,000, or 9% of the shares of New Common Stock, will be distributed to the Holders of Allowed General Unsecured Claims on a pro rata basis based on the amount of each Allowed General Unsecured Claim.  Trident and FEQ have waived any right to receive and shall not receive any shares of New Common Stock with respect to the General Unsecured Claims held by them.

Existing Equity Interests

Under the Plan, the Holders of all issued and outstanding shares of Common Stock and Series B Convertible Preferred Stock (the “Series B Stock”) will be issued an aggregate of 550,000, or 1% of the shares of New Common Stock to be issued under the Plan.  Each share of Series B Convertible Preferred Stock is currently convertible into 100 shares of Common Stock.  At the Effective Date, the 550,000 shares of New Common Stock will be distributed pro rata among the Holders of the outstanding shares of Common Stock and Series B Stock with the Series B Stock to be treated as if all such shares were converted into Common Stock at the rate of 100 shares of Common Stock for each share of Series B Stock.  As a result, for the purpose of allocating the 550,000 shares of New Common Stock among the Holders of the Common Stock and Series B. Stock, an aggregate of 55,311,569 shares of Common Stock will be deemed to be outstanding just prior to the Effective Date.

In the event that the any distribtution of New Common Stock results in any Person receiving any fractional shares of New Common Stock, the total number of shares of New Common Stock to be issued to such Holder shall be rounded up or down to the nearest whole number.  Upon the Effective Date, all outstanding options, warrants, or other rights to acquire shares of capital stock of the Company will be cancelled, extinguished and of no further force or effect.

Pursuant to the Plan, the Company will file an amendment to its Certificate of Incorporation to provide for the recapitalization of the Common Stock and Series B Stock in accordance with the foregoing paragraph.

Foreclosure on CompuSven Assets

The effectiveness of the Plan is conditioned upon the transfer of all of the assets and property of CompuSven to the Company free and clear of all liens and encumbrances.  As of the date the Petition was filed, all of the assets of CompuSven were pledged to Trident and FEQ to secure the obligations of the Company and CompuSven to Trident and FEQ under certain secured notes.  The Plan provides for (i) CompuSven to surrender all of its assets and properties to FEQ and Trident, (ii) for FEQ and Trident to accept in full satisfaction of any and all amounts due and owing to FEQ and Trident under secured notes, all of the assets and properties at CompuSven, and (iii) for FEQ and Trident to dispose of such properties and assets by private sale and transfer to the Company.  As a result of the foregoing, the liens on the former assets of CompuSven will be discharged and extinguished, the assets will be owned by the Company, and any and all debt owing from CompuSven to FEQ or Trident will be released and discharged in full.

As of May 1, 2008, the total assets of the Company were approximately $1,205,960, including $863,907 of goodwill, and the total liabilities of the Company were approximately $4,628,657.  The foregoing figures are unaudited, are based on filings we have made with the Bankruptcy Court, and do not give effect to the consummation of the transactions contemplated by the Plan.

Effect of the Plan

Except as otherwise provided for in the Plan, the treatment of all Claims and Equity Interests shall be in exchange for and in complete satisfaction, discharge and release of Claims and equity interests of any nature whatsoever, including any interest accrued on such Claims from and after the petition date, against us, or our assets or properties.  Except as set forth or otherwise provided in the Plan, on the Effective Date: (i) all claims against us which arose before the Effective Date shall be satisfied, discharged and released in full; (ii) the rights and interests of all Holders of Equity Interests shall be terminated, cancelled, and of no force and effect; and (iii) all persons shall be precluded from asserting against the Company, its successors, or any of its assets or properties, any other or further claims or equity interests based upon any act or omission, transaction or other activity of any kind or nature that occurred before the Effective Date as well as any debt of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code whether or not a proof of claim based on such debt has been filed or deemed to have been filed under the Bankruptcy Code, such claim is allowed under the Bankruptcy Code, or the Holder of the Claim has accepted the Plan.

Upon the Effective Date, the Plan shall be binding on all parties to the fullest extent permitted by Bankruptcy Code Section 1141(a) and in accordance therewith, all of the Company’s property shall be vested in the Company free and clear of all claims, liens, and interests of Creditors and Equity Interest Holders.  Upon the Effective Date, all persons and entities shall be permanently enjoined by the Plan from commencing or continuing any action, employing any process, asserting or undertaking any act to collect, recover or offset directly or indirectly, any claim, rights, clauses of action, liabilities or interests in or against any property distributed or to be distributed under the Plan or vested in the Company, based upon any act, omission, transaction or other activity that occurred before the Effective Date except to the extent a person or entity holds an Allowed Claim under the Plan or is an Old Equity Interest Holder, is entitled to a distribution under the Plan in accordance with its terms, and to enforce its rights to distribution under the Plan.

As of the Effective Date, in consideration for the value provided to effectuate the Plan, to the fullest extent permissible under law, the Holders of Claims and Equity Interests are deemed to release and forever waive and discharge as against the Company, FEQ, Trident and each of their respective affiliates and advisors, all actions, costs, claims, causes of action, damages, debts, expenses, judgments, losses, liabilities, obligations whether matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise that are based in whole or in part on any act or omission, transaction event or other occurrence taking place on or prior to the Effective Date relating in anyway to the Company.

Neither the Company, FEQ, Trident, nor their respective affiliates and advisors shall have or incur any liability to any person or entity for any act taken or omitted to be taken in connection with or related to the formulation, negotiation, preparation, dissemination, solicitation or consummation of the Plan, the Disclosure Statement or any other contract, instrument, release or other agreement created or entered into in connection with the Plan; provided, however, the foregoing provisions shall have no effect or liability of any person or entity that results from any such act or omission that is determined in a final order to have constituted gross negligence or willfulness conduct.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	The First Amended Plan of Reorganization of GEM Solutions, Inc. dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeM Solutions, Inc.

Date: May 15, 2008	By:	/s/ John E. Baker
John E. Baker
Chief Executive Officer